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                                                                    EXHIBIT 4(E)
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                           FREE LOOK PROVISIONS


GA, HI, MI, MO, NE, NC, OR, SC, UT, WA, WV

CANCELLATION RIGHT. You may return this Contract for cancellation to Us or to the sales representative through whom it was purchased, within 10 days after delivery. Upon surrender of this Contract within the 10 day period, We will refund all purchase payments received by the Company.

ID

CANCELLATION RIGHT. You may return this Contract for cancellation to Us or to the sales representative through whom it was purchased, within 20 days after delivery. Upon surrender of this Contract within the 20 day period, We will refund all purchase payments received by the Company.

CA
                                   IMPORTANT

YOU HAVE PURCHASED A VARIABLE ANNUITY CONTRACT. CAREFULLY REVIEW IT FOR LIMITATIONS.

THIS CONTRACT MAY BE RETURNED WITHIN 10 DAYS* FROM THE DATE YOU RECEIVED IT FOR A FULL REFUND EITHER BY RETURNING IT TO THE AGENT OR THE INSURANCE COMPANY. THE AMOUNT OF REFUND WILL BE THE SUM OF YOUR ACCOUNT VALUE AT THE END OF THE VALUATION PERIOD IN WHICH YOUR REQUEST IS RECEIVED, PLUS ANY PREMIUM TAXES OR OTHER APPLICABLE TAX CHARGES THAT HAVE BEEN DEDUCTED. AFTER 10 DAYS* CANCELLATION MAY RESULT IN A SUBSTANTIAL PENALTY, KNOWN AS A SURRENDER CHARGE.

*30 DAYS IF YOU WERE AGE 60 OR ABOVE ON THE DATE OF ISSUE.

MN

RIGHT TO CANCEL - You may cancel this contract by delivering or mailing a written notice or sending a telegram to the Company at 2727-A Allen Parkway, Houston, Texas 77019, and by returning the contract before midnight of the tenth day after the date you receive the contract. Notice given my mail and return of the contract by mail are effective on being postmarked, properly addressed and postage prepaid. The Insurer must return all payments made for this contract within ten days after it receives notice of cancellation and the returned contract.

ND

CANCELLATION RIGHT. You may return this Contract for cancellation to Us or to the sales representative through whom it was purchased, within 20 days after delivery. Upon surrender of this Contract within the 20 day period, We will refund the sum of Your Account Value at the end of the Valuation Period in which Your request is received, plus any Premium Taxes or other applicable tax charges that have been deducted.
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OK

CANCELLATION RIGHT. You may return this Contract for cancellation to Us or to the sales representative through whom it was purchased, within 10 days after delivery. Upon surrender of this Contract within the 10 day period, We will refund all purchase payments received by the Company. If refund is not made within 30 days after the Contract is returned to Us, the amount refunded will include interest as required by Title 36 Oklahoma Statute Section 4003.1(A).

GA, HI, MI, MN, MO, NE, NC, OK, SC, UT, WA, WV

INITIAL ALLOCATION OF  Any Net purchase Payment received prior to the first
PURCHASE PAYMENTS      Valuation Date following the 10th day after the Date of
                       Issue will be allocated as follows:

                       1. Any amount scheduled to be applied to the Fixed Account will be applied to the Fixed Account;

                       2. Any amount scheduled to be applied to a Separate Account Division will be applied to the Money Market Division.

                       On the first Valuation Date following the 10th day after the Date of Issue, the Account Value of the Money Market Division will be allocated to the Separate Account Divisions which you selected. If this Contract is returned for cancellation while the Cancellation Right is in effect, We will refund the sum of all Purchase Payments received.

ALLOCATION OF          The allocation of Net Purchase Payments (following the
PURCHASE PAYMENTS      10th day after the Date of Issue) is shown on Page 3 of
(FOLLOWING THE 10TH    this Contract, and will remain in effect until changed by
DAY AFTER THE DATE     Written Notice. The percentage allocation for future Net
OF ISSUE)              Purchase payments may be changed at any time by Written
                       notice provided by the Owner or by Telephone Transfer and Allocation Privilege.

                       Changes in the allocation will be effective as of the Valuation Date immediately following Our receipt of notice of such change. Each allocation to a Division or Guarantee period must be a whole percentage of the Net Purchase Payment and all allocations must equal 100% of such Payment.

                       Up to 100% of a Net Purchase Payment may be allocated to any available Division or Guarantee Period. The initial Purchase Payment will be credited to the Owner's Account not more than two Valuation periods after We receive it, together with all other required documentation, in good order at the office designated by the Company for the processing of initial purchase payments. Subsequent Purchase Payments will be credited as of the end of the Valuation Period in which they are so received. We reserve the right to limit the number of Fixed Account Guarantee Periods and Separate Account Divisions that may be chosen during the life of this contract.
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ID

INITIAL ALLOCATION OF  Any Net purchase Payment received prior to the first
PURCHASE PAYMENTS      Valuation Date following the 20th day after the Date of
                       Issue will be allocated as follows:

                       1. Any amount scheduled to be applied to the Fixed Account will be applied to the Fixed Account;

                       2. Any amount scheduled to be applied to a Separate Account Division will be applied to the Money Market Division.

                       On the first Valuation Date following the 20th day after the Date of Issue, the Account Value of the Money Market Division will be allocated to the Separate Account Divisions which you selected. If this Contract is returned for cancellation while the Cancellation Right is in effect, We will refund the sum of all Purchase Payments received.

ALLOCATION OF          The allocation of Net Purchase Payments (following the
PURCHASE PAYMENTS      20th day after the Date of Issue) is shown on Page 3 of
(FOLLOWING THE 20TH    this Contract, and will remain in effect until changed by
DAY AFTER THE DATE     Written Notice. The percentage allocation for future Net
OF ISSUE)              Purchase payments may be changed at any time by Written
                       notice provided by the Owner or by Telephone Transfer and Allocation Privilege.

                       Changes in the allocation will be effective as of the Valuation Date immediately following Our receipt of notice of such change. Each allocation to a Division or Guarantee period must be a whole percentage of the Net Purchase Payment and all allocations must equal 100% of such Payment.

                       Up to 100% of a Net Purchase Payment may be allocated to any available Division or Guarantee Period. The initial Purchase Payment will be credited to the Owner's Account not more than two Valuation periods after We receive it, together with all other required documentation, in good order at the office designated by the Company for the processing of initial purchase payments. Subsequent Purchase Payments will be credited as of the end of the Valuation Period in which they are so received. We reserve the right to limit the number of Fixed Account Guarantee Periods and Separate Account Divisions that may be chosen during the life of this contract.

OR

INITIAL ALLOCATION OF  Any Net Purchase Payment received prior to the first
PURCHASE PAYMENTS      Valuation Date following the 10th day after the Date of
                       Issue will be applied to the Money Market Division.
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                       On the first Valuation Date following the 10th day after
                       the Date of Issue, the Account Value of the Money Market
                       Division will be allocated to the Separate Account
                       Divisions which you selected. If this Contract is returned for cancellation while the Cancellation Right is in effect, We will refund the sum of all Purchase
                       Payments received.

ALLOCATION OF          The allocation of Net Purchase Payments (following the
PURCHASE PAYMENTS      10th day after the Date of Issue) is shown on Page 3 of
(FOLLOWING THE 10TH    this Contract, and will remain in effect until changed by
DAY AFTER THE DATE     Written Notice. The percentage allocation for future Net
OF ISSUE)              Purchase payments may be changed at any time by Written
                       notice provided by the Owner or by Telephone Transfer and Allocation Privilege.

                       Changes in the allocation will be effective as of the Valuation Date immediately following Our receipt of notice of such change. Each allocation to a Division must be a whole percentage of the Net Purchase Payment and all allocations must equal 100% of such Payment.

                       Up to 100% of a Net Purchase Payment may be allocated to any available Division. The initial Purchase Payment will be credited to the Owner's Account not more than two Valuation periods after We receive it, together with all other required documentation, in good order at the office designated by the Company for the processing of initial purchase payments. Subsequent Purchase Payments will be credited as of the end of the Valuation Period in which they are so received. Purchase Payments may be allocated to a total of 18 Separate Account Divisions. Allocations to additional Separate Account Divisions may be made with the permission of the Company.


                           AUTOMATIC ANNUITY OPTION


TX

OPTIONS AVAILABLE   The  Owner may elect to have payments made beginning on the
TO AN OWNER         Annuity Commencement Date under any one of the Annuity
                    Options described in this Contract. We will notify the Owner
                    60 to 90 days prior to the scheduled Annuity Commencement
                    Date that this Contract is scheduled to mature, and request that an Annuity Option be selected.

                    In the absence of such election ten days prior to the Annuity Commencement Date, the Owner's Account Value will be applied under the Second Option with 120 monthly payments guaranteed, unless the joint and survivor option is required by law.
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                              MAXIMUM ANNUITY AGE

PA

ANNUITY        The Annuity Commencement Date based on the Issue will not be
COMMENCEMENT   later than the Contract Anniversary Age stated on page 3 nearest
DATE           the Annuitant's maximum age at maturity as shown below:

                                ISSUE AGE        MAXIMUM AGE AT MATURITY
                                ---------        -----------------------
                                70 or less                85
                                  71-75                   86
                                  76-80                   88
                                  81-85                   90

               The Annuity Date may be changed by Written Notice from the Owner, subject to Our approval. However, the Annuity Commencement Date after change may not be extended beyond the Maximum Ages at Maturity, as shown above.